Exhibit 10.17
Agreement Regarding the Transfer of Equity in
Aohai Radiotherapy Treatment and Diagnosis Research Center

Party A:	Beijing Our Medical Equipment Development Company

Address:	No. 3 Qianmen East Avenue, Beijing (Room 408, Office Building, Capital Hotel)

Party B:	Shenzhen Aohua Medical Services Co., Ltd.

Address:	Room 2208, Dianzi Keji Building, Shennanzhonglu Road, Shenzhen

Party C:	Chinese People’s Liberation Army Navy General Hospital

Address:	No. 6 Fucheng Road, Beijing
Upon friendly consultations, Party A, Party B and Party C have reached the following agreement in respect of the transfer by Party A of its equity interest hereunder:
1.	Party A and Party C entered into the Agreement concerning the Establishment of the Aohai Radiotherapy Treatment and Diagnosis Research Center on 19 September, 1995, wherein are specified their respective percentages of equity interests in the Aohai Radiotherapy Treatment and Diagnosis Research Center (hereinafter referred to as the “Center”).

2.	Party A, Party B and Party C each hereby confirm the foregoing agreement and all matters set out therein.

3.	In order to facilitate the management work, improve the ownership structure, and enable the Center to achieve better operative results and procure the Parties a satisfactory future, Party A hereby transfers for free all of its equity interest in the Center to Party B.

4.	Party B agrees to accept Party A’s transfer of such equity interest. Commencing from the effective date hereof, Party B shall enjoy all of the original rights of Party A to the Center and shall assume all of the obligations originally assumed (or to be assumed) by Party A (including all of the rights and obligations attached to such equity interest prior to the transfer hereunder).

5.	Party C agrees to the foregoing transfer.

6.	This Agreement shall become effective upon execution and sealing by each of Party A, Party B and Party C. This Agreement shall be made in four originals, with one copy to be held by each of Party A, Party B and Party C, and one copy to be submitted to the relevant authority for filing. Each of the four copies shall have the same legal force and effect.

Party A:	Beijing Our Medical Equipment Development Company (Corporate seal)

Representative:	(Signature)

Part B:	Shenzhen Aohua Medical Services Co.,Ltd. (Corporate seal)
Representative: (Signature)

Party C:	Chinese People’s Liberation Army Navy General Hospital (Corporate seal)
Representative: (Signature)
Date: 5 May, 1997